UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2007

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51195	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)

Spark Networks plc

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Agreements

Scheme of Arrangement

On July 9, 2007, Spark Networks, Inc., a Delaware corporation (“Spark” or the “Company”), became the holding company of Spark Networks plc, a public limited company incorporated in England and Wales (“Spark-UK”), pursuant to a scheme of arrangement under section 425 of the UK Companies Act 1985 that was approved by the shareholders on June 15, 2007 and the High Court of Justice in England and Wales on July 6, 2007 (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, each ordinary share, 0.01 pence par value per share, of Spark-UK (the “Ordinary Shares”) was cancelled and exchanged for one share of common stock, $0.001 par value per share, of Spark. Spark-UK is now a wholly-owned subsidiary of the Company. This Form 8-K is being filed by Spark to report, among other items, the effect of the Scheme of Arrangement. Refer to Item 8.01 of this Current Report on Form 8-K regarding Spark as the successor issuer to Spark-UK under Rule 12g-3 under the Securities Exchange Act of 1934, as amended.

Assumption of Standstill

In connection with the Scheme of Arrangement, Spark assumed the Standstill Agreement, dated December 1, 2005, with Great Hill Equity Partners II (“Great Hill”), whereby Great Hill agreed that it would not acquire or seek to acquire beneficial ownership of any of the Company’s voting securities (or rights to acquire any class of the Company’s securities or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (i) prior to giving effect thereto, Great Hill and other affiliated entities (the “Great Hill Group”), beneficially own less than 60% of Spark’s total voting power and (ii) after giving effect thereto, the Great Hill Group owns more than 29.9% of Spark’s total voting power. The provisions of the Standstill Agreement do not apply to (i) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction by the Company, and (ii) offers by the Great Hill Group to acquire all of the Company’s voting securities for cash. The term of the Standstill Agreement runs until December 1, 2010.

Assumption of Employment Agreements

In connection with the Scheme of Arrangement, Spark assumed the employment agreements with each of Adam S. Berger; Mark G. Thompson, Gregory R. Liberman, and Gregory Franchina. Joshua A Kreinberg, the Company’s General Counsel, has also recently entered into an employment agreement with Spark-UK, a description of which is set forth below.

Modification to, and Assumption of, Options under 2000 and 2004 Option Schemes

In connection with the Scheme of Arrangement, Spark assumed the outstanding 4,744,289 options granted under the Spark-UK 2000 and 2004 Share Option Schemes. In connection with the assumption, the options were modified to provide that: (i) upon the Scheme of Arrangement taking effect, all options will be assumed by Spark Networks, Inc. on the same terms and conditions as the existing options, except that they will become options to purchase shares of Common Stock of Spark; and (ii) upon the Scheme of Arrangement taking effect, no Options will vest at earlier dates than would otherwise be the case if the Scheme of Arrangement did not take effect.

2007 Omnibus Incentive Plan

Effective July 9, 2007, Spark Networks, Inc. adopted the Spark Networks, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”), which is a long-term stock incentive plan intended to facilitate the continued use of equity- and cash-based incentives and rewards for employees, directors and consultants of Spark and its affiliates. The Incentive Plan is subject to approval of the Company’s stockholders.

Administration. The Incentive Plan is administered by the compensation committee of the board of directors. The compensation committee has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Types of Awards.

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The compensation committee may grant to a participant options to purchase shares of common stock that qualify as incentive stock options for purposes of Section 422 of the US Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the committee.

Stock Appreciation Rights. The compensation committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of the common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

Restricted Shares and Restricted Units. The compensation committee may award to a participant shares subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The compensation committee also may award to a participant units representing the right to receive shares in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards are determined by the compensation committee.

Performance Awards. The compensation committee may grant performance awards to participants under such terms and conditions as the compensation committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares or a combination thereof, as determined by the compensation committee.

Other Stock-Based Awards. The compensation committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award are determined by the compensation committee. Payment under any other stock-based awards will be made in shares or cash, as determined by the compensation committee.

Cash-Based Awards. The compensation committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees whose compensation is subject to the tax deduction limits of Section 162(m) of the US Internal Revenue Code. The terms and conditions of each cash-based award are determined by the compensation committee and generally will be structured to comply with Section 162(m)’s performance-based compensation exception.

Eligibility and Limitation on Awards

The compensation committee may grant awards to any employee, director, consultant or other person providing services to Spark or its affiliates. The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year is 1,500,000 shares in the form of options or SARs, 500,000 shares in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $1 million in the form of cash-based incentive awards.

Shares Subject to the Incentive Plan

An aggregate of 2,500,000 shares are reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan; provided, however, that commencing on the first day of the Company’s fiscal year beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the board of directors.

With respect to awards other than SARs made under the Incentive Plan, shares not actually issued (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), other than shares surrendered to or withheld by Spark in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan. With respect to SARs, the full number of SARs granted that are settled by the issuance of shares of common stock will be counted against the number of shares reserved for issuance under the Incentive Plan, regardless of the number of shares actually issued upon settlement of the SAR award.

Anti-Dilution Protection

In the event of any changes in the capital structure of Spark, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, necessary adjustments will be made in the maximum number of shares of common stock subject to the Incentive Plan, the number of shares subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The board of directors may at any time amend, terminate or modify the Incentive Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Incentive Plan without the consent of the participant. In addition, except with respect to anti-dilution adjustments, no outstanding stock options or SARs granted under the Incentive Plan will be repriced without the prior approval of the stockholders, and no material amendment of the Incentive Plan will be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rules. In no event may any awards be made under the Incentive Plan after the tenth anniversary of its effective date.

Indemnification Agreements

Effective July 9, 2007, Spark entered into indemnification agreements with each of its officers and directors agreeing to indemnify such officer or director for claims to the extent described therein. A copy of the form of indemnification agreement is filed as an exhibit to this Form 8-K. See “Description of Capital Stock” set forth in Item 8.01 in this Form 8-K for a further discussion of indemnification of officers and directors.

Employment Agreement with Joshua A. Kreinberg

On July 2, 2007, Spark Networks plc and Joshua A. Kreinberg entered into an Executive Employment Agreement (the “Agreement”), which defines the terms of Mr. Kreinberg’s employment as the Company’s General Counsel and Secretary.

Term and Compensation. The Agreement will continue indefinitely, however, either party may terminate the Agreement upon 30 days’ written notice or immediately by the company or Mr. Kreinberg for cause or good reason, respectively. Pursuant to the terms of the Agreement, the Company will pay Mr. Kreinberg an annual base salary of not less than $215,000 per year and in accordance with his offer letter with the Company, the Agreement provides that he is entitled to (i) a one-time bonus of $25,000 upon the Company’s successful completion of a scheme of arrangement and listing of the Company’s (or an affiliate’s) securities on a national stock exchange (or the NASDAQ National Market System) in the United States and (ii) a one-time bonus of $10,000 assuming all of the Company’s (and its affiliates’) SEC filings in 2007 are successfully made in a timely manner. In addition, Mr. Kreinberg will be eligible for annual bonuses and salary increase reviews in accordance with the normal customs and practices of the Company.

Options. In connection with the execution of the Agreement, the Company issued to Mr. Kreinberg options to purchase 70,000 of the Company’s ordinary shares (the “Options”), at an exercise price per share equal to the fair market value, as quoted on the Frankfurt Stock Exchange on July 2, 2007. 17,500 of the Options vest and become exercisable on April 1, 2008 (the “Initial Vesting Date”) and thereafter 4,375 of the Options vest at the end of each three-month period following the Initial Vesting Date. All Options will automatically vest if any person acquires a vested interest in more than 50% of the Company’s shares (excluding the Scheme of Arrangement); provided, however, that if a successor company retains Mr. Kreinberg’s services for the one-year period following such change of control, then any cash proceeds (the “Accelerated Proceeds”) with respect to 50% of those options that were accelerated will be deposited into escrow. The Accelerated Proceeds will be paid to Mr. Kreinberg upon the earlier of the one-year anniversary of such change of control or if Mr. Kreinberg is terminated without cause or he resigns for good reason, and the Accelerated Proceeds will be forfeited if Mr. Kreinberg is terminated during the one-year period for cause or he resigns without good reason.

Severance. If Mr. Kreinberg is terminated without cause or he resigns for good reason, Mr. Kreinberg will receive severance pay, based on his current salary, for six months following termination. The term “cause” includes a material misappropriation of the Company’s assets, a material breach of the Agreement that has not been cured, conviction of a felony, and gross negligence or willful. “Good reason” includes relocation in excess of 50 miles, a reduction in or non-payment of base salary, the Company’s non-compliance with the terms of option agreements, and a material breach by the Company of the Agreement that is not cured.

Non-Solicitation. Pursuant to the terms of the Agreement, Mr. Kreinberg must not, for 12 months following termination of the Agreement, solicit or attempt to cause any customer of the Company (or any subsidiary, affiliated, or holding companies) not to do business with the Company nor solicit for employment, employ or disaffect any other employee of the Company (or any subsidiary, affiliated, or holding companies), other than through normal recruiting efforts applied generally to the public.

Item 3.03 Material Modification of Rights to Security Holders.

As of July 9, 2007, Spark Networks, Inc. adopted a stockholder rights plan (the “Rights Plan”). Under the Rights Plan, Spark Networks, Inc. will issue a “right” for each share of common stock outstanding as of July 9, 2007. The rights themselves are evidenced by ownership of common stock, and they may not be traded separately from the shares of common stock.

The rights are not exercisable except upon the occurrence of certain takeover-related events – most importantly, the acquisition by a third party (the “Acquiring Person”) of more than 30% of outstanding voting shares of Spark Networks, Inc. if the Acquiring Person has not concurrently made a tender offer to acquire all outstanding shares of common stock. The tender offer also needs to meet certain conditions, including, (i) all-cash consideration, (ii) price protection in the event the Acquiring Person acquires additional shares at a higher price after the commencement of the tender offer, (iii) the lack of financing, due diligence or other conditions, (iv) delivery of a fairness opinion, (v) allowing stockholders sufficient time to consider the tender offer and (vi) promptly acquiring all shares of common stock tendered after the expiration of the offer period.

Once triggered, the rights would entitle the stockholders, other than the Acquiring Person, to purchase additional Common Shares at a 50% discount to their fair market value. If Spark Networks, Inc. remained a publicly-traded company, the Common Shares purchased upon exercise of the rights would be additional shares of Spark (a “flip-in”). If Spark Networks, Inc. were acquired by another company (by a merger into or with a subsidiary of, an acquirer, for example), the rights could be exercised to purchase stock of the surviving corporation or its parent (a “flip-over”). Accordingly, the effect of triggering the rights is to expose the Acquiring Person to severe dilution of its ownership interest, as the shares of Spark (or any surviving corporation) are offered to all of the stockholders other than the Acquiring Person at a steep discount to their market value.

The rights issued under the Rights Plan may be redeemed by the board of directors at a nominal redemption price of $0.001 per right, and the board of directors may amend the rights in any respect until the rights are triggered. After the rights are triggered, they may not be amended in any manner adverse to the rights of the holders. The Rights Plan has a 10-year term.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Scheme of Arrangement, Laura B. Lauder, Michael A. Brown, and Benjamin A. Derhy, each a director of the Company, and Gregory R. Liberman, President and Chief Operating Officer, Mark G. Thompson, Chief Financial Officer and Joshua A. Kreinberg, General Counsel, each have waived the “change of control” provision under the terms of their option agreements as granted by Spark-UK and the acceleration of the vesting of their options upon the effectiveness of the Scheme of Arrangement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

In connection with the adoption of the Rights Plan, as described under Item 3.03 of this Form 8-K, on July 9, 2007 Spark filed a Certificate of Designation with the Secretary of State designation 450,000 shares as Series C Junior Participating Cumulative Preferred Stock. No shares of Series C Preferred Stock have been issued. If and when issued, the Series C Preferred Stock is entitled to cumulative quarterly dividends in an amount per share equal to the greater of (i) $0.25 per share ($1.00 per annum) or (ii) subject to adjustment, 100 times the aggregate per share amount of all cash or non-cash dividends or distributions declared on the common stock. Each share of Series C Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company, subject to adjustment. Series C Preferred Stock and Common Stock and any other capital stock of the Company having general voting rights will vote together as one class on all matters submitted to a vote of stockholders.

Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (ii) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property or otherwise changed, then in any such event each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Item 8.01 Other Events.

Registration of Securities under 12g-3 under the Securities Exchange Act of 1934, as amended

On July 9, 2007, Spark became the holding company of Spark-UK pursuant to the Scheme of Arrangement in which each Ordinary Share of Spark-UK was cancelled and exchanged for one share of common stock of Spark. The common stock issued in the Scheme of Arrangement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act. The Scheme of Arrangement did not involve any payment for the Spark-UK shares, except for cancellation fees paid to The Bank of New York related to the American Depositary Shares and the Global Depositary Shares. A copy of the press release announcing the court approval of the Scheme of Arrangement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This Form 8-K is being filed by Spark as the initial report of Spark to the Securities and Exchange Commission (the “SEC”) and as notice that Spark is the successor issuer to Spark-UK under Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Common Stock has been approved for listing on the American Stock Exchange (“AMEX”) and will trade under the ticker symbol “LOV,” the same ticker symbol previously used by Spark-UK.

Prior to the Scheme of Arrangement, the Ordinary Shares were registered pursuant to Section 12(b) of the Exchange Act. American Depositary Shares representing the Ordinary Shares of Spark-UK (the “ADSs”) were listed on AMEX and Global Depositary Shares representing the Ordinary Shares of Spark-UK (the

“GDSs”) were listed on the Frankfurt Stock Exchange. Spark-UK has delisted the ADSs from AMEX and has terminated the registration under the Exchange Act of the Ordinary Shares and ADSs. The listing of the GDSs on the Frankfurt Stock Exchange will be automatically terminated upon cancellation of the GDSs in connection with the Scheme of Arrangement. The Company has the same board of directors, management and SEC and AMEX corporate governance arrangements as Spark-UK had before the effectiveness of the Scheme of Arrangement.

Description of Capital Stock

The following summary of provisions of Spark’s capital stock, certificate of incorporation and by-laws is not intended to be complete. It is qualified by reference to the provisions of applicable law and to Spark’s certificate of incorporation, as amended, and bylaws included as exhibits to this Form 8-K.

Spark’s authorized capital stock consists of 100,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value, of which 450,000 are designated as Series C Junior Convertible Cumulative Preferred Stock and are related to the Rights Plan, as further described under Item 3.30 of this Form 8-K.

Common Stock

Under Spark’s certificate of incorporation, holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by Spark’s board of directors, subject to any preferential dividend or other rights of outstanding preferred stock. Upon Spark’s dissolution or liquidation, the holders of Common Stock are entitled to receive proportionately Spark’s net assets available after the payment of all debts and other liabilities and subject to the preferential or other rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Spark’s outstanding shares of Common Stock are fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that Spark may designate in the future.

Preferred Stock

Spark’s board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges of the preferred stock, including dividend rights, conversion rights, voting rights terms of redemption, liquidation preference, sinking fund terms and number of shares constituting any series or the designation of any series. The board of directors, without approval of holders of Common Stock, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of or make removal of management more difficult and/or impair the liquidation rights of Spark’s Common Stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Stock.

Certain provisions of Spark Networks, Inc.’s certificate of incorporation and bylaws; Delaware anti-takeover law

Certain provisions of Delaware law and Spark’s certificate of incorporation and bylaws could make more difficult the acquisition of Spark by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to a board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

•	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

•	the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

Classification of Board of Directors. Spark’s certificate of incorporation provides that, subject to the rights of any series of preferred stock to elect directors, the board of directors will be divided into three classes of directors with each class elected to serve for a term of three years. As a result of a classified board of directors, not all members of the board are elected at one time, which makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process.

Removal and Vacancies. Under Spark’s certificate of incorporation, subject to the rights of holders of any series of preferred stock, directors may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote. Any vacancy on Spark’s board of directors may only be filled by vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. If any newly created directorship or vacancy on the board, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one (1) or two (2) or more classes, the board will allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation. When the board fills a vacancy, the director chosen to fill that vacancy will be of the same class as the director he or she succeeds and will hold office until such director’s successor would have been elected and will qualify or until such director resigns or is removed. No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

Right Plan. Spark has adopted a stockholder rights plan, which is described in, and incorporated by reference to, Item 2.03 of this Form 8-K.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Spark to first negotiate with its board. The board believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Spark outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of Spark’s Common Stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Business Combinations. Delaware law generally requires that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Delaware law generally does not require class voting for mergers, reorganizations, sales of assets or similar transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.

Pursuant to its Certificate of Incorporation, Spark is not subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10 percent or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The certificate of incorporation and bylaws of Spark contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide the Board of Directors with the ability to alter the bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring Spark even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce Spark’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. Spark believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for shares of Spark that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in management.

Stockholder Meetings. Spark’s certificate of incorporation provides that any action required or permitted to be taken by Spark’s stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before the meeting and may not be taken by written action in lieu of a meeting. Spark’s certificate of incorporation further provides that special meetings of the stockholders may only be called by Spark’s board of directors, chairman of the board, chief executive officer or the president. Under Spark’s by-laws, in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with advance notice requirements. These provisions could have the effect of delaying, until the next stockholders’ meeting, stockholder actions which are favored by the holders of a majority of Spark’s outstanding voting securities. These provisions may also discourage a third party from making a tender offer for Spark’s common stock, because even if it acquired a majority of Spark’s outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent.

Indemnification Provisions. Spark’s certificate of incorporation contains provisions that eliminate a director’s liability for monetary damages for a breach of fiduciary duty as a director, except in some circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, Spark’s certificate of incorporation contains provisions to indemnify Spark’s directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Effective July 9, 2007, Spark entered into indemnification agreement with each of its officers and directors agreeing to indemnify such officer or directors for claims to the extent described therein. A copy of the form of indemnification agreement is filed as an exhibit to this Form 8-K.

Amendments to Certificate of Incorporation and Bylaws. Any amendment to Spark’s certificate of incorporation requires (1) the approval and recommendation of the board of directors, (2) the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and (3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment as a class. The board of directors is authorized to increase or decrease the number of shares of preferred stock and common stock. The board, however, may not increase the number of shares of any class above that is which authorized by the certificate of incorporation, nor may Spark decrease the number of shares of any class such that it is less than the number of then outstanding shares of the respective class. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will (1) increase or decrease the authorized number of shares of the class, (2) increase or decrease the par value of the shares of the class, or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely. Sparks bylaws may be amended by its board of directors or the affirmative vote of a majority of the outstanding stock entitled to vote at a meeting of stockholders.

The Company’s transfer agent is The Bank of New York.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit
3.1	Certificate of Incorporation of Spark Networks, Inc.

3.1(a)	Certificate of Designation of Series C Preferred Stock

3.2	Bylaws of Spark Networks, Inc.

4.1	Rights Plan dated July 9, 2007 between Spark Networks, Inc. and The Bank of New York

10.1	Scheme of Arrangement effective July 9, 2007

10.2	Consent to Assignment and Assumption of Standstill Agreement with Great Hill Equity Partners II

10.3	Amendments to 2000 and 2004 Option Schemes

10.4	Form of Indemnification Agreement with Officers and Directors

10.4(a)	Schedule of Officers and Directors who entered into Indemnification Agreements effective July 9, 2007

10.5	Employment Agreement dated July 2, 2007 between Spark Networks plc and Joshua A. Kreinberg

10.6	2007 Omnibus Incentive Plan

10.6(a)	Form of Stock Option Agreement for 2007 Omnibus Incentive Plan

10.6(b)	Form of Restricted Stock Agreement for 2007 Omnibus Incentive Plan

10.6(c)	Form of Restricted Stock Unit Agreement for 2007 Omnibus Incentive Plan

99.1	Press Release dated July 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: July 9, 2007

	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	Certificate of Incorporation of Spark Networks, Inc.

3.1(a)	Certificate of Designation of Series C Preferred Stock

3.2	Bylaws of Spark Networks, Inc.

4.1	Rights Plan dated July 9, 2007 between Spark Networks, Inc. and The Bank of New York

10.1	Scheme of Arrangement effective July 9, 2007

10.2	Consent to Assignment and Assumption of Standstill Agreement with Great Hill Equity Partners II

10.3	Amendments to 2000 and 2004 Option Schemes

10.4	Form of Indemnification Agreement with Officers and Directors

10.4(a)	Schedule of Officers and Directors who entered into Indemnification Agreements effective July 9, 2007

10.5	Employment Agreement dated July 2, 2007 between Spark Networks plc and Joshua A. Kreinberg

10.6	2007 Omnibus Incentive Plan

10.6(a)	Form of Stock Option Agreement for 2007 Omnibus Incentive Plan

10.6(b)	Form of Restricted Stock Agreement for 2007 Omnibus Incentive Plan

10.6(c)	Form of Restricted Stock Unit Agreement for 2007 Omnibus Incentive Plan

99.1	Press Release dated July 6, 2007